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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 33-52127) of our report dated February 10, 2000 relating to the financial statements and financial statement schedule, which appears in Puget Sound Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement of our report dated June 15, 2000 relating to the financial statements, which appears in the Annual Report of the Investment Plan for Employees of Puget Sound Energy, Inc. on Form 11-K for the year ended December 31, 1999.


PRICEWATERHOUSECOOPERS LLP


Seattle, Washington
January 2, 2001